Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
THIRD QUARTER 2007 RESULTS

•	Net income decreases to $0.16 per share from $0.33 per share, but adjusted net income increases 12% to $0.38 per share from $0.34 per share
•	Adjusted operating margin improves 130 basis points on lower volume

LINCOLNSHIRE, ILLINOIS, November 7, 2007 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its third quarter and nine month results for the period ending September 30, 2007.

“The third quarter began with a continuation of the strong performance of the second quarter, but as we previously announced, September sales proved to be much slower than we had expected,” said David D. Campbell, chairman and chief executive officer.  “Our subsequent analysis tells us that the underlying markets softened in both North America and Europe during the third quarter.

“Nevertheless, our adjusted operating margin improved 130 basis points, demonstrating the progress we continue to make in our merger integration,” Campbell added.  “Our 36-month merger integration program is on plan and continues to strengthen our business overall.  Given our progress, we are now looking to accelerate select integration activities and bring their benefits to the bottom line sooner, in order to help offset some of the sales softness.

“We continue to thoroughly explore a wide range of strategic options for our Commercial Laminating Solutions business,” Campbell said.  “We have already announced a number of steps to reduce product costs, including the pending closures of a manufacturing facility in the U.S. and a film production line in Europe.  Several additional options remain under review, and we will provide an update on our plans shortly.”

Third Quarter Results

Third quarter net sales decreased to $494.7 million, from $499.2 million.  Adjusting for the exit of non-strategic business and currency, sales declined 1%.  Volumes declined 3%, driven by slower demand and lower market share.  The company reported third quarter net income of $8.7 million, or $0.16 per diluted share, compared to net income of $18.1 million, or $0.33 per diluted share in the prior-year quarter.  The results include restructuring and non-recurring after-tax costs totaling $13.0 million ($19.0 million pre-tax), or $0.23 per diluted share, compared to $9.6 million ($13.6 million pre-tax), or $0.18 per diluted share.  The prior year included a tax credit of $9.5 million, or $0.17 per diluted share.  Excluding charges, adjusted net income was $21.1 million, or $0.38 per diluted share, and $18.2 million, or $0.34 per share, in the prior-year quarter.

Results of Business Segments

Effective January 1, 2007, the company realigned and reclassified certain business segments.  All prior-year business segment information presented in this news release has been restated to reflect the new segment structure.  (Refer to the company’s report on Form 8-K furnished to the Securities and Exchange Commission on March 28, 2007 for additional information and restated 2006 and 2005 quarterly segment results under the new segment structure.)

Office Products Group

Office Products adjusted net sales decreased 3% to $244.0 million, from $252.3 million.  Adjusting for the exit of non-strategic business and currency, Office Products sales declined 1%.  Volumes declined 4%, due to lost product placements and slower demand.

Office Products reported operating income was $14.4 million, compared to $11.9 million in the prior year.  Adjusted operating income was $24.7 million, compared to $22.9 million, and adjusted operating income margin increased to 10.1% from 9.1%.  Price increases, an increase in product outsourcing to lower-cost locations, and a favorable product mix from the exit of low-margin products drove the margin improvement.  Favorable results were partly offset by start-up inefficiencies and the continuation of higher distribution expense resulting from the ongoing business model transition.

Document Finishing Group

Document Finishing net sales increased 2% to $145.9 million, compared to $142.8 million in the prior-year quarter.  Adjusting for currency, net sales decreased 1%.  Volumes declined 3% due to lower sales through the indirect channel, reflecting slower demand and lost product placements.

Document Finishing reported operating income decreased to $4.9 million, compared to $5.6 million in the prior-year quarter.  Adjusted operating income was $11.1 million, compared to $7.9 million, and adjusted operating income margin increased to 7.6% from 5.5%.  The adjusted operating income improvement resulted from price increases, as well as lower product costs due to outsourcing, partly offset by the continuation of higher distribution expense resulting from the ongoing business model transition.

Computer Products Group

Computer Products adjusted net sales decreased 3% to $60.2 million, compared to $62.2 million in the prior-year quarter.  Adjusting for currency and the exit of non-strategic business, Computer Products sales decreased 5%.  Volumes declined 4% due to a continuation of the distribution channel shift, which began in the fourth quarter of 2006, as well as store closures by a large customer.

Computer Products reported operating income was $14.0 million, compared to $14.6 million in the prior-year quarter.  Adjusted operating income was $15.3 million, compared to $14.9 million, and adjusted operating income margin increased to 25.4% from 24.0%.  The margin improvement was driven by the launch of new higher-margin products, and expense management.

Commercial Laminating Solutions Group

Commercial Laminating Solutions net sales increased 4% to $43.7 million, compared to $41.9 million in the prior-year quarter.  On a constant currency basis, sales increased 1%.  The increase was due to higher machinery and equipment sales, while film supply sales have declined due to lost share and lower pricing.

Commercial Laminating Solutions reported operating income was $0.3 million, compared to $1.4 million in the prior-year quarter.  Adjusted operating income was $0.7 million, compared to $1.4 million, and adjusted operating income margin decreased to 1.6% from 3.3%.  Adjusted operating income was adversely affected by the significant increase in lower-cost import competition, which continued to impact pricing, and an unfavorable sales mix.

Nine Months Results

For the year-to-date period, net sales declined 2%.  Adjusting for currency and the exit of non-strategic business, sales declined 1%. The decrease was due to lower consumer demand, lost product placements, and volume declines due to customer inventory adjustments.  Reported net income increased 63%, to $13.4 million, or $0.24 per share, and adjusted net income increased 46% to $39.3 million, or $0.71 per diluted share.

Business Outlook

As previously communicated on October 11, the company expects to generate 2007 adjusted supplemental annual EBITDA in the range of $215 million to $225 million. Sales growth for 2007 will be impacted by approximately $63 million of planned exits from non-strategic businesses.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s third quarter results.  The call will be broadcast live via webcast.  The webcast can be accessed through the Investor Relations section of www.accobrands.com.  The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring and restructuring-related items, as well as unusual tax items.  Adjusted results for 2007 also exclude the impact of adjustments to net sales related to a correction in accounting for certain prior-period customer program costs.  Adjusted supplemental EBITDA excludes restructuring and restructuring-related items, prior-period sales adjustments and other non-operating items, including minority interest expense, other income and stock-based compensation expense.  Adjusted results and supplemental EBITDA are non-GAAP measures.  There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure.  Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives.  Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year.  These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion.  Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, NOBO® and Wilson Jones®, among others.  Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.  ACCO Brands' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company's customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company's SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation
Consolidated Statements of Operations and
Reconciliation of Adjusted Results
 (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended September 30,
	2007			2006
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$494.7	$(0.9)	$493.8	$499.2	$—	$499.2	(1)%	(1)%
Cost of products sold	346.5	(3.1)	343.4	352.8	(5.3)	347.5	(2)%	(1)%
Advertising, selling, general and administrative expenses	107.2	(4.5)	102.7	112.6	(2.5)	110.1	(5)%	(7)%
Amortization of intangibles	2.6	—	2.6	2.5	—	2.5	4%	4%
Restructuring and asset impairment charges	11.4	(11.4)	—	5.8	(5.8)	—	97%	NM
Operating income	27.0	18.1	45.1	25.5	13.6	39.1	6%	15%
Interest expense	16.5	—	16.5	16.5	—	16.5	—%	—%
Other income, net	(3.0)	—	(3.0)	(2.4)	—	(2.4)	25%	25%
Income before income taxes and minority interest	13.5	18.1	31.6	11.4	13.6	25.0	18%	26%
Income taxes	4.6	5.7	10.3	(6.9)	13.5	6.6	(167)%	56%
Minority interest, net of tax	0.2	—	0.2	0.2	—	0.2	—%	—%
Net income	$8.7	$12.4	$21.1	$18.1	$0.1	$18.2	(52)%	16%

Basic earnings per common share	$0.16		$0.39	$0.34		$0.34	(53)%	15%
Diluted earnings per common share:	$0.16		$0.38	$0.33		$0.34	(52)%	12%

Weighted average number of shares outstanding:
Basic	54.0		54.0	53.5		53.5
Diluted	55.0		55.0	54.3		54.3

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,
	2007		2006
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.0%	30.5%	29.3%	30.4%
Advertising, selling, general and administrative	21.7%	20.8%	22.6%	22.1%
Operating income	5.5%	9.1%	5.1%	7.8%
Income before income taxes and minority interest	2.7%	6.4%	2.3%	5.0%
Net income	1.8%	4.3%	3.6%	3.6%
Income tax rate	34.1%	32.6%	(60.5)%	26.4%

(A)
Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate and an adjustment to sales for certain prior-period program costs.

Reconciliation of Adjusted Supplemental EBITDA to Net Income
(Unaudited)
(In millions of dollars)

	Three Months Ended September 30,
	2007	2006	% Change
Net income	$8.7	$18.1	(52)%
Prior-period sales adjustment	(0.9)	—	NM
Restructuring and asset impairment charges	11.4	5.8	97%
Restructuring-related charges included in Cost of products sold	3.1	5.3	(42)%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	4.5	2.5	80%
Income taxes impact of adjustments	(5.7)	(13.5)	(58)%
Adjusted net income	21.1	18.2	16%
Interest expense, net	16.5	16.5	—%
Adjusted income tax expense	10.3	6.6	56%
Depreciation (B)	8.6	9.1	(5)%
Amortization of intangibles	2.6	2.5	4%
Minority interest expense, net of taxes	0.2	0.2	—%
Other income, net	(3.0)	(2.4)	25%
Stock-based compensation expense	2.5	4.7	(47)%
Adjusted supplemental EBITDA	$58.8	$55.4	6%

Adjusted supplemental EBITDA as a % of Net Sales	11.9%	11.1%

(B)
Represents total depreciation less depreciation of $0.2 million and $0.9 million for the three months ended September 30, 2007 and 2006, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

ACCO Brands Corporation
Consolidated Statements of Operations and
Reconciliation of Adjusted Results
 (Unaudited)
(In millions of dollars, except per share data)

	Nine Months Ended September 30,
	2007			2006
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$1,405.5	$0.8	$1,406.3	$1,430.4	$—	$1,430.4	(2)%	(2)%
Cost of products sold	989.4	(10.2)	979.2	1,027.5	(7.7)	1,019.8	(4)%	(4)%
Advertising, selling, general and administrative expenses	333.3	(12.9)	320.4	329.7	(7.7)	322.0	1%	0%
Amortization of intangibles	7.9	—	7.9	8.5	—	8.5	(7)%	(7)%
Restructuring and asset impairment charges	14.5	(14.5)	—	25.6	(25.6)	—	(43)%	NM
Operating income	60.4	38.4	98.8	39.1	41.0	80.1	54%	23%
Interest expense	47.4	—	47.4	47.2	—	47.2	—%	—%
Other income, net	(5.5)	—	(5.5)	(4.1)	—	(4.1)	34%	34%
Income (loss) before income taxes and minority interest	18.5	38.4	56.9	(4.0)	41.0	37.0	NM	54%
Income taxes	4.6	12.5	17.1	(12.5)	22.2	9.7	NM	76%
Minority interest, net of tax	0.5	—	0.5	0.3	—	0.3	67%	67%
Net income	$13.4	$25.9	$39.3	$8.2	$18.8	$27.0	63%	46%

Basic earnings per common share	$0.25		$0.73	$0.15		$0.51	67%	43%
Diluted earnings per common share:	$0.24		$0.71	$0.15		$0.50	60%	42%

Weighted average number of shares outstanding:
Basic	54.0		54.0	53.3		53.3
Diluted	55.0		55.0	54.1		54.1

Statistics (as a % of Net sales, except Income tax rate)
	Nine Months Ended September 30,
	2007		2006
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.6%	30.4%	28.2%	28.7%
Advertising, selling, general and administrative	23.7%	22.8%	23.0%	22.5%
Operating income	4.3%	7.0%	2.7%	5.6%
Income before income taxes and minority interest	1.3%	4.0%	(0.3)%	2.6%
Net income	1.0%	2.8%	0.6%	1.9%
Income tax rate	24.9%	30.1%	NM	26.2%

(A)
Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate and an adjustment to sales for certain prior-period customer program costs.

Reconciliation of Adjusted Supplemental EBITDA to Net Income
(Unaudited)
(In millions of dollars)

	Nine Months Ended September 30,
	2007	2006	% Change
Net income	$13.4	$8.2	63%
Prior-period sales adjustment	0.8	—	NM
Restructuring and asset impairment charges	14.5	25.6	(43)%
Restructuring-related charges included in Cost of products sold	10.2	7.7	32%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	12.9	7.7	68%
Income taxes impact of adjustments	(12.5)	(22.2)	(44)%
Adjusted net income	39.3	27.0	46%
Interest expense, net	47.4	47.2	—%
Adjusted income tax expense	17.1	9.7	76%
Depreciation (B)	24.6	28.0	(12)%
Amortization of intangibles	7.9	8.5	(7)%
Minority interest expense, net of taxes	0.5	0.3	67%
Other income, net	(5.5)	(4.1)	34%
Stock-based compensation expense	10.3	14.3	(28)%
Adjusted supplemental EBITDA	$141.6	$130.9	8%

Adjusted supplemental EBITDA as a % of Net Sales	10.1%	9.2%

(B)
Represents total depreciation less depreciation of $0.6 million and $1.5 million for the nine months ended September 30, 2007 and 2006, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

ACCO Brands Corporation
Supplemental Business Segment Information
 (Unaudited)
(In millions of dollars)

	2007					2006					Changes
	Adjusted Net Sales(A)	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points
Q1:
Office Products	$218.8	$11.4	$5.9	$17.3	7.9%	$230.5	$5.8	$6.8	$12.6	5.5%	$(11.7)	(5)%	$4.7	37%	240
Document Finishing	137.7	3.7	2.1	5.8	4.2%	141.6	5.9	1.5	7.4	5.2%	(3.9)	(3)%	(1.6)	(22)%	(100)
Computer Products	49.6	5.6	1.0	6.6	13.3%	51.9	8.3	—	8.3	16.0%	(2.3)	(4)%	(1.7)	(20)%	(270)
Commercial Laminating Solutions	41.5	0.6	0.2	0.8	1.9%	44.6	3.2	—	3.2	7.2%	(3.1)	(7)%	(2.4)	(75)%	(530)
Corporate	—	(8.3)	—	(8.3)		—	(9.5)	1.3	(8.2)		—		(0.1)
Total	$447.6	$13.0	$9.2	$22.2	5.0%	$468.6	$13.7	$9.6	$23.3	5.0%	$(21.0)	(4)%	$(1.1)	(5)%	—

Q2:
Office Products	$228.3	$12.6	$6.3	$18.9	8.3%	$231.9	$(6.4)	$13.1	$6.7	2.9%	$(3.6)	(2)%	$12.2	182%	540
Document Finishing	139.0	5.5	3.0	8.5	6.1%	135.6	4.4	2.1	6.5	4.8%	3.4	3%	2.0	31%	130
Computer Products	53.3	9.9	1.2	11.1	20.8%	51.2	6.5	1.3	7.8	15.2%	2.1	4%	3.3	42%	560
Commercial Laminating Solutions	44.3	—	0.3	0.3	0.7%	43.9	4.0	—	4.0	9.1%	0.4	1%	(3.7)	(93)%	(840)
Corporate	—	(7.6)	0.3	(7.3)		—	(8.6)	1.3	(7.3)		—		—
Total	$464.9	$20.4	$11.1	$31.5	6.8%	$462.6	$(0.1)	$17.8	$17.7	3.8%	$2.3	1%	$13.8	78%	300

Q3:
Office Products	$244.0	$14.4	$10.3	$24.7	10.1%	$252.3	$11.9	$11.0	$22.9	9.1%	$(8.3)	(3)%	$1.8	8%	100
Document Finishing	145.9	4.9	6.2	11.1	7.6%	142.8	5.6	2.3	7.9	5.5%	3.1	2%	3.2	41%	210
Computer Products	60.2	14.0	1.3	15.3	25.4%	62.2	14.6	0.3	14.9	24.0%	(2.0)	(3)%	0.4	3%	140
Commercial Laminating Solutions	43.7	0.3	0.4	0.7	1.6%	41.9	1.4	—	1.4	3.3%	1.8	4%	(0.7)	(50)%	(170)
Corporate	—	(6.6)	(0.1)	(6.7)		—	(8.0)	—	(8.0)		—		1.3
Total	$493.8	$27.0	$18.1	$45.1	9.1%	$499.2	$25.5	$13.6	$39.1	7.8%	$(5.4)	(1)%	$6.0	15%	130

YTD:
Office Products	$691.1	$38.4	$22.5	$60.9	8.8%	$714.7	$11.3	$30.9	$42.2	5.9%	$(23.6)	(3)%	$18.7	44%	290
Document Finishing	422.6	14.1	11.3	25.4	6.0%	420.0	15.9	5.9	21.8	5.2%	2.6	1%	3.6	17%	80
Computer Products	163.1	29.5	3.5	33.0	20.2%	165.3	29.4	1.6	31.0	18.8%	(2.2)	(1)%	2.0	6%	140
Commercial Laminating Solutions	129.5	0.9	0.9	1.8	1.4%	130.4	8.6	—	8.6	6.6%	(0.9)	(1)%	(6.8)	(79)%	(520)
Corporate	—	(22.5)	0.2	(22.3)		—	(26.1)	2.6	(23.5)		—		1.2
Total	$1,406.3	$60.4	$38.4	$98.8	7.0%	$1,430.4	$39.1	$41.0	$80.1	5.6%	$(24.1)	(2)%	$18.7	23%	140
_____________
(A)
Q1 2007, Q3 2007 and YTD net sales are presented on an adjusted basis to exclude the impact of adjustments related to certain prior-period customer program costs.  The reconciliations by segment for each of these periods is as follows:

	Q1 2007 Sales			Q3 2007 Sales			YTD Sales
	Reported	(A)	Adjusted	Reported	(A)	Adjusted	Reported	(A)	Adjusted
Office Products	$217.3	$1.5	$218.8	$244.8	$(0.8)	$244.0	$690.4	$0.7	$691.1
Document Finishing	137.7	—	137.7	145.9	—	145.9	422.6	—	422.6
Computer Products	49.4	0.2	49.6	60.3	(0.1)	60.2	163.0	0.1	163.1
Commercial Laminating Solutions	41.5	—	41.5	43.7	—	43.7	129.5	—	129.5
Total	$445.9	$1.7	$447.6	$494.7	$(0.9)	$493.8	$1,405.5	$0.8	$1,406.3

ACCO Brands Corporation
Supplemental 2007 Net Sales Growth Analysis
(Unaudited)

	Percent Change – Sales
	Adjusted Net Sales Growth	Currency Translation	Exited/Divested Businesses	Price	Volume
Q1 2007:
Office Products	(5.1)%	2.9%	(6.6)%	2.4%	(3.8)%
Document Finishing	(2.8)%	2.8%	(1.6)%	1.9%	(5.9)%
Computer Products	(4.4)%	3.1%	(3.1)%	(0.6)%	(3.8)%
Commercial Laminating Solutions	(7.0)%	2.5%	—%	(1.8)%	(7.7)%
Total	(4.5)%	2.9%	(4.1)%	1.5%	(4.8)%

Q2 2007:
Office Products	(1.6)%	2.8%	(6.6)%	4.2%	(2.0)%
Document Finishing	2.5%	3.2%	(0.7)%	1.5%	(1.5)%
Computer Products	4.1%	3.1%	(1.8)%	1.8%	1.0%
Commercial Laminating Solutions	0.9%	2.5%	—%	(1.8)%	0.2%
Total	0.5%	2.9%	(3.7)%	2.6%	(1.3)%

Q3 2007:
Office Products	(3.3)%	3.3%	(5.8)%	2.8%	(3.6)%
Document Finishing	2.2%	3.3%	—%	2.2%	(3.3)%
Computer Products	(3.2)%	3.1%	(1.4)%	(1.4)%	(3.5)%
Commercial Laminating Solutions	4.3%	3.3%	—%	(1.4)%	2.4%
Total	(1.1)%	3.3%	(3.1)%	1.8%	(3.1)%

2007 YTD
Office Products	(3.3)%	3.0%	(6.3)%	3.1%	(3.1)%
Document Finishing	0.6%	3.1%	(0.8)%	1.9%	(3.6)%
Computer Products	(1.3)%	3.1%	(2.1)%	(0.2)%	(2.1)%
Commercial Laminating Solutions	(0.7)%	2.8%	—%	(1.7)%	(1.8)%
Total	(1.7)%	3.0%	(3.6)%	1.9%	(3.0)%

8

ACCO Brands Corporation
Key Stats and Ratios
(Unaudited)
(In millions of dollars)

Net Debt Calculation	September 30, 2007
Current debt obligations, including current portion of long-term debt	$30.3
Long-term debt obligations	793.0
Total outstanding debt	$823.3
Less: cash and cash equivalents	44.1
Net debt	$779.2

Rollforward of Outstanding Debt	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Balance, beginning of period	$825.8	$805.1
(Debt repayment)/incremental borrowing	(7.6)	10.4
Impact of change in FX rates	5.1	7.8
Balance, end of period	$823.3	$823.3

Leverage Ratio (Debt to EBITDA)	Twelve Months Ended September 30, 2007
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$208.1
Net debt (see above)	$779.2

Leverage (net debt divided by TTM adjusted supplemental EBITDA)	3.7

Interest Coverage Ratio (EBITDA to Interest)	Twelve Months Ended September 30, 2007
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$208.1
Trailing twelve months interest expense, net of interest income (A)	$61.3

Interest coverage (TTM adjusted supplemental EBITDA divided by TTM interest expense)	3.4

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended September 30, 2007
Current assets, excluding cash and cash equivalents (B)	$777.9
Current liabilities, excluding current debt obligations (C)	452.4
Net working capital	$325.5

Trailing twelve months (TTM) adjusted net sales (A)	$1,926.9

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	16.9%

_____________
(A)
Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year.  These measures may be inconsistent with similar measures presented by other companies.  See page 11 for a reconciliation of trailing twelve months supplemental EBITDA to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.

(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

9

ACCO Brands Corporation
Selected Financial Information
(Unaudited)
(In millions of dollars)

	Three Months Ended September 30,
	2007	2006
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$8.8	$10.0
Intangible amortization expense	$2.6	$2.5
Stock-based compensation expense	$2.5	$4.7

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$16.2	$10.0
Restructuring and integration activities	$15.1	$6.2

	Nine Months Ended September 30,
	2007	2006
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$25.2	$29.5
Intangible amortization expense	$7.9	$8.5
Stock-based compensation expense	$10.3	$14.3

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$38.1	$22.1
Restructuring and integration activities	$40.8	$19.6

10

ACCO Brands Corporation
Reconciliation of Trailing Twelve Months Adjusted Supplemental EBITDA to Net Income
(Unaudited)
(In millions of dollars)

	Three Months Ended
	December 31, 2006	March 31, 2007	June 30, 2007	September 30, 2007	Trailing Twelve Months Metrics

Adjusted net sales	$520.6	$447.6	$464.9	$493.8	$1,926.9

Net (loss) income	$(1.0)	$0.2	$4.5	$8.7	$12.4
Prior-period sales adjustment	—	1.7	—	(0.9)	0.8
Restructuring and asset impairment charges	18.5	0.7	2.4	11.4	33.0
Restructuring-related charges included in COS	3.1	3.0	4.1	3.1	13.3
Restructuring-related charges included in SG&A	3.1	3.8	4.6	4.5	16.0
Income taxes adjustments	3.6	(2.9)	(3.9)	(5.7)	(8.9)

Adjusted net income	$27.3	$6.5	$11.7	$21.1	$66.6

Interest expense, net	13.9	14.9	16.0	16.5	61.3
Adjusted income taxes	9.1	1.6	5.2	10.3	26.2
Depreciation expense (A)	9.1	8.0	8.0	8.6	33.7
Amortization of intangibles	2.6	2.6	2.7	2.6	10.5
Minority interest, net of tax	(0.1)	0.1	0.2	0.2	0.4
Other (income) expense, net	0.3	(0.9)	(1.6)	(3.0)	(5.2)
Stock-based compensation expense	4.3	3.7	4.1	2.5	14.6

Adjusted supplemental EBITDA	$66.5	$36.5	$46.3	$58.8	$208.1
_____________
(A)
Represents total depreciation less depreciation of $1.3 million, $0.2 million, $0.2 million and $0.2 million for the three months ended December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

11